Contact:
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Edmund T. Leonard
Chairman of the Board and Chief Financial Officer
(410) 547-1088


                    BV FINANCIAL, INC. ANNOUNCES OPEN MARKET
               STOCK PURCHASES TO FUND 2005 EQUITY INCENTIVE PLAN

         Baltimore, Maryland. December 23, 2005. - BV Financial, Inc. (OTCBB:
BVFL) today announced that to fund the Company's 2005 Equity Incentive Plan, a trust was recently established which has begun to purchase shares of the Company's common stock in the open market with funds contributed by the Company. Purchases will be made from time to time at the discretion of the independent trustee of the trust and will amount up to 51,842 shares, or 1.96% of the Company's issued and outstanding common stock. Stockholders approved the 2005 Equity Incentive Plan at the Company's annual meeting in November.

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with three other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.